EXHIBIT 99.1

[MISSION RESOURCES LOGO]	Mission Resources Corporation 1331 Lamar, Suite 1455 Houston, Texas 77010-3039 NEWS RELEASE

Contact:	Ann Kaesermann

Vice President—Accounting & Investor Relations, CAO

investors@mrcorp.com

(713) 495-3100

Mission Resources Announces Additional Hedges

HOUSTON, December 11, 2003 – Mission Resources Corporation (NASDAQ: MSSN) announced today that it has entered into new hedging agreements.

“In keeping with Mission’s business strategy to protect cash flows by hedging a percentage of our proved producing production, we have recently entered into additional 2004 oil and gas collars,” said Mission Chairman, President and Chief Executive Officer, Robert L. Cavnar. “In recent weeks with increased gas prices, we have added costless collars for the first quarter of 2004 for 7,000 MMBtu per day with an average floor price of $5.57 and an average ceiling price of $6.93.”

Mission also entered into gas collars for 2,000 MMBtu per day for the second through the fourth quarters of 2004 with a floor price of $4.50 per MMBtu and an average ceiling price of $5.22 per MMBtu. In addition, we added another oil collar for 1,000 barrels per day in the first quarter of 2004 with a $28.00 per barrel floor price and a $30.42 per barrel ceiling price. See the attached schedule for a detailed list of all current hedges.

Mission Resources Corporation is a Houston-based independent exploration and production company that drills for, acquires, develops, and produces natural gas and crude oil in the Permian Basin of West Texas, along the Texas and Louisiana Gulf Coast and in the Gulf of Mexico.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the Securities and Exchange Commission. Mission undertakes no duty to update or revise these forward-looking statements.

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OIL	GAS
Fourth Quarter 2003	Fourth Quarter 2003
3,000 bbls a day in a swap of $23.59	10,000 mmbtu a day in a collar of $3.00 to $4.65
500 bbls a day in a swap of $23.58	5,000 mmbtu a day in a collar of $3.73 to $4.32

First Quarter 2004	First Quarter 2004
2,500 bbl a day in a swap of $25.24	5,000 mmbtu a day in a collar of $3.90 to $5.25
1,000 bbl a day in a collar of $28.00 to $30.42	5,000 mmbtu a day in a collar of $6.00 to $7.02
3,000 mmbtu a day in a collar of $4.50 to $5.61
2,000 mmbtu a day in a collar of $4.50 to $6.70

Second Quarter 2004	Second Quarter 2004
2,500 bbl a day in a swap of $24.67	5,000 mmbtu a day in a collar of $3.70 to $4.08
2,000 mmbtu a day in a collar of $4.50 to $5.10

Third Quarter 2004	Third Quarter 2004
2,500 bbl a day in a swap of $24.30	5,000 mmbtu a day in a collar of $3.70 to $4.04
2,000 mmbtu a day in a collar of $4.50 to $5.10

Fourth Quarter 2004	Fourth Quarter 2004
2,500 bbl a day in a swap of $23.97	5,000 mmbtu a day in a collar of $3.85 to $4.23
2,000 mmbtu a day in a collar of $4.50 to $5.45

First Quarter 2005
1,000 mmbtu a day in a collar of $4.25 to $6.32

Second Quarter 2005
1,000 mmbtu a day in a collar of $4.25 to $4.92

Third Quarter 2005
1,000 mmbtu a day in a collar of $4.25 to $4.72

Fourth Quarter 2005
1,000 mmbtu a day in a collar of $4.25 to $5.14